EXHIBIT 99.1


NATIONAL COAL CORP. REPORTS PROGRESSIVE THIRD QUARTER RESULTS

MAINTAINS TRACK RECORD OF CONTINUED QUARTERLY REVENUE GROWTH

KNOXVILLE, Tenn.-- Nov. 7, 2005--

         o        Positive   operating   income  and  improved  cash  flow  from
                  operating activities

         o        Central Appalachian (CAPP) average sales price $53.51

         o        Three additional mining permits issued in third quarter 2005

         o        Coal  tonnage  sales  increase  to  335,700  for the  quarter;
                  Company sees strong pricing and demand going forward

         o        Former Arch VP of Sales Ken Hodak joins team as COO

         o Adjusted EBITDA rises to $3.8 million up from $2.6 in second quarter 2005

         o Revenues total approximately $18.3 million; more than 300% growth over third quarter 2004 and 14% increase over last quarter

National Coal Corp. (Nasdaq: NCOC), an Appalachian Region coal producer, reports its financial results for the three months and nine months ended Sept. 30, 2005. Revenue was derived from sales to six utilities and five industrial customers. Existing sales commitments through 2008 total more than 2.5 million tons.

Third quarter 2005 revenues equaled approximately $18.3 million based on approximately 335,700 tons of coal sold during the quarter. Revenues for the same period last year totaled approximately $4.4 million based on approximately 93,000 tons of coal sold during the quarter.

Due primarily to increased sales, cash generated from operating activities during the nine months ended Sept. 30, 2005 increased to approximately $6.3 million.

Operating income for the three months ended Sept. 30, 2005 increased to a positive $337,851 in comparison to a loss in the second quarter of 2005 of ($212,856) and a loss of ($2,896,787) reported in the third quarter of 2004.

Adjusted EBITDA, a non-GAAP financial measure that reflects net income (loss) excluding interest, depreciation, depletion, accretion and amortization expenses, non-cash compensation expenses, other non-operating income and expenses, and taxes, totaled $3,769,735 in the third quarter of 2005, up from $2,563,105 reported in the second quarter of 2005, and increased significantly from negative ($1,408,631) reported in the third quarter of 2004.

"Over the last nine months and throughout 2004, we have aggressively expanded our asset base. These efforts have allowed us to realize sequential quarterly revenue growth while improving our operating results and cash flow, and have well positioned us to build long term value for our stakeholders," explains Jon Nix, president, CEO and chairman of the board at National Coal.

About National Coal Corp.

Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly-owned subsidiary, National Coal Corporation, is engaged in coal mining in Eastern Tennessee and Southeastern Kentucky. National Coal employs more than 200 people and produces coal from two mines in Tennessee and four in Kentucky. For more information, visit www.nationalcoal.com.

The Company's Form 10-QSB for the quarter ended Sept. 30, 2005, can be accessed through its website: www.nationalcoal.com, or on the Securities and Exchange Commission's website: www.sec.gov.

Information about Forward Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance.
Examples of forward looking-statements include the Company's expectations of future growth. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: (i) the worldwide demand for coal; (ii) the price of coal; (iii) the price of alternative fuel sources; (iv) the supply of coal and other competitive factors; (v) the costs to mine and transport coal; (vi) the ability to obtain new mining permits; (vii) the costs of reclamation of previously mined properties; (viii) the risks of expanding coal production; (ix) the ability to bring new mining properties on-line on schedule; (x) industry competition; (xi) our ability to continue to execute our growth strategies; and (xii) general economic conditions. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP

National Coal Corp. has prepared Adjusted EBITDA data applicable to 2005 and 2004 to supplement the reporting of its results determined under applicable generally accepted accounting principles (GAAP). Adjusted EBITDA is a non-GAAP financial measure that reflects net income (loss) excluding interest, depreciation, depletion, accretion and amortization expenses, non-cash compensation expenses, other non-operating income and expenses, and taxes. The adjusted amounts are not meant as a substitute for GAAP, but are included solely for informational purposes.

The following table illustrates the adjustments to net income (loss) to calculate Adjusted EBITDA for the applicable periods and reconciles the non-GAAP financial data to net income (loss) determined in accordance with GAAP:

NATIONAL COAL CORP.
CALCULATION OF ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

                                             THREE MONTHS ENDED                    NINE MONTHS ENDED
                                 -----------------------------------------    --------------------------
                                 SEPTEMBER 30,    JUNE 30,     SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                     2004           2005           2005           2004           2005
                                 -----------    -----------    -----------    -----------    -----------
Net (Loss) ...................   $(3,216,773)   $(1,229,367)   $  (390,953)   $(5,470,454)   $(3,811,361)
Depreciation, depletion,
accretion and amortization ...     1,262,312      2,552,599      3,208,522      1,727,818      7,166,450
Interest expense and financing
   fees ......................       320,759      1,087,062      1,054,180      1,011,137      2,801,755
Non-cash compensation ........       225,844        223,362        223,362        677,531        672,568
Other expense (income), net ..          (773)       (70,551)      (325,376)        (5,707)      (230,306)
                                 -----------    -----------    -----------    -----------    -----------

Adjusted EBITDA ..............   $(1,408,631)   $ 2,563,105    $ 3,769,735    $(2,059,675)   $ 6,599,106
                                 ===========    ===========    ===========    ===========    ===========


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


                               NATIONAL COAL CORP.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                   (UNAUDITED)
                                                                   SEPTEMBER 30,
                                                                       2005
                                                                   ------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents ..................................    $    793,374
   Accounts receivable ........................................       2,166,034
   Inventory ..................................................         495,039
   Prepaid and other ..........................................         166,876
                                                                   ------------
     TOTAL CURRENT ASSETS .....................................       3,621,323

   Property, plant and equipment, net of accumulated
     depreciation, depletion and amortization
     of 7,945,835 .............................................      47,743,583

   Certificates of deposit and reclamation bonds ..............       5,340,841
   Loan acquisition costs, net of accumulated
     amortization of $356,923 .................................         512,500
   Prepaid royalty ............................................         107,980
   Deposits ...................................................         560,195
                                                                   ------------
   TOTAL ASSETS ...............................................    $ 57,886,422
                                                                   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable ...........................................    $  1,983,997
   Accrued expenses ...........................................       4,636,187
   Current maturities of installment purchase obligations .....       3,039,067
   Note payable ...............................................       5,137,726
   Current maturities of bank loans ...........................         288,021
                                                                   ------------
     TOTAL CURRENT LIABILITIES ................................      15,084,998

   Senior secured credit facility .............................      16,400,000
   Installment purchase obligations, net of current
     maturities ...............................................       3,697,388
   Asset retirement obligations ...............................       6,605,722
                                                                   ------------
     TOTAL LIABILITIES ........................................      41,788,108
                                                                   ------------

STOCKHOLDERS' EQUITY
   Series A convertible preferred stock, $.0001 par
     value; 5% coupon; 1,611 shares authorized;
     1,390.11 shares issued and outstanding,
     convertible into 3,475,275 common shares .................            --
   Common stock, $.0001 per value; 80 million shares
     authorized; 13,824,242 shares issued and
     outstanding ..............................................           1,382
   Additional paid-in capital .................................      33,670,308
   Accumulated deficit ........................................     (17,573,376)
                                                                   ------------
     TOTAL STOCKHOLDERS' EQUITY ...............................      16,098,314
                                                                   ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............    $ 57,886,422
                                                                   ============


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


                               NATIONAL COAL CORP.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                                             THREE MONTHS                     NINE MONTHS
                                                ENDED                            ENDED
                                             SEPTEMBER 30,                   SEPTEMBER 30,
                                    ----------------------------    ----------------------------
                                        2004            2005            2004            2005
                                    ------------    ------------    ------------    ------------
REVENUES
  Coal sales ....................   $  4,410,287    $ 18,159,270    $  9,900,482    $ 46,754,319
  Loading services ..............           --           115,430            --           115,430
  Royalty receipts ..............           --              --           103,403            --
                                    ------------    ------------    ------------    ------------
   TOTAL REVENUE ................      4,410,287      18,274,700      10,003,885      46,869,749
                                    ------------    ------------    ------------    ------------

EXPENSES
  Cost of sales and selling .....      4,591,496      13,031,078       9,042,434      35,898,144
  General and administrative ....      1,453,266       1,697,249       3,698,657       5,195,067
  Depreciation, depletion,
   accretion and amortization ...      1,262,312       3,208,522       1,727,818       7,166,450
                                    ------------    ------------    ------------    ------------

   TOTAL OPERATING EXPENSES .....      7,307,074      17,936,849      14,468,909      48,259,661
                                    ------------    ------------    ------------    ------------

INCOME (LOSS) FROM OPERATIONS ...     (2,896,787)        337,851      (4,465,024)     (1,389,912)
                                    ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE)

Interest and financing fees .....       (320,759)     (1,054,180)     (1,011,137)     (2,801,755)
Other, net ......................            773         325,376           5,707         380,306
                                    ------------    ------------    ------------    ------------
  TOTAL OTHER INCOME (EXPENSE) ..       (319,986)       (728,804)     (1,005,430)     (2,421,449)
                                    ------------    ------------    ------------    ------------

NET (LOSS) ......................     (3,216,773)       (390,953)     (5,470,454)     (3,811,361)

PREFERRED STOCK DIVIDEND ........     10,828,553         264,020      10,828,553         859,785
                                    ------------    ------------    ------------    ------------

NET (LOSS) ATTRIBUTABLE TO COMMON
SHAREHOLDERS ....................   $(14,045,326)   $   (654,973)   $(16,299,007)   $ (4,671,146)
                                    ============    ============    ============    ============

BASIC AND DILUTED
NET (LOSS) PER COMMON SHARE .....   $      (1.27)   $      (0.05)   $      (1.52)   $      (0.34)
                                    ============    ============    ============    ============

WEIGHTED AVERAGE
COMMON SHARES ...................     11,072,554      13,804,791      10,699,362      13,671,490
                                    ============    ============    ============    ============


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


                               NATIONAL COAL CORP.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                                                                      NINE MONTHS ENDED
                                                                                         SEPTEMBER 30,
                                                                                ----------------------------
                                                                                    2004            2005
                                                                                ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) ................................................................   $ (5,470,453)   $ (3,811,361)
  Adjustments to reconcile net (loss) to net cash provided by operating activities
     Depreciation, depletion, accretion and amortization ....................      1,727,818       7,166,450
     Loss on disposal of assets .............................................           --           406,304
     Issuance of common stock in lieu of interest payments ..................        165,313            --
       Issuance of warrants for services ....................................         48,760            --
     Non-cash compensation:
       Common stock issued in payment of accrued salary .....................        226,573            --
       Stock option expense .................................................        677,531         672,568
     Changes in operating assets and liabilities:
       Receivables ..........................................................       (638,938)       (262,300)
       Inventory ............................................................       (149,861)       (230,166)
       Prepaid and other ....................................................         27,850          96,823
       Accounts payable and accrued liabilities .............................         43,943       2,224,567
       Deferred revenue .....................................................        (39,313)           --
                                                                                ------------    ------------
         Net cash flows provided by (used in) operating activities ..........     (3,380,777)      6,262,885
                                                                                ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Property, plant and equipment .............................................     (7,126,883)    (10,239,189)
  Reclamation bonds .........................................................           --          (814,241)
  Prepaid royalty ...........................................................        (85,000)        284,520
  Deposits ..................................................................     (4,010,600)       (404,195)
                                                                                ------------    ------------
     Net cash flows (used in) investing activities ..........................    (11,222,483)    (11,173,105)
                                                                                ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common and preferred stock ......................     13,194,650         261,798
  Proceeds from exercise of options and warrants ............................         70,000         506,218
  Proceeds from issuance of notes payable ...................................      7,725,000       7,083,083
  Loan acquisition costs ....................................................       (212,000)        (56,000)
  Payment of related party debt .............................................       (560,000)           --
  Proceeds from bank loans ..................................................        652,586            --
  Payments on bank loans ....................................................           --          (244,887)
  Payments on installment purchase obligations ..............................           --          (574,079)
  Payments on capital leases ................................................       (458,803)     (1,090,468)
  Payments of dividends on preferred stock ..................................           --          (533,769)
                                                                                ------------    ------------
     Net cash flows provided by financing activities ........................     20,411,433       5,351,896
                                                                                ------------    ------------

NET INCREASE IN CASH ........................................................      5,808,173         441,676
CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD ...............................            883         351,698
                                                                                ------------    ------------
CASH AND CASH EQUIVALENTS END OF PERIOD .....................................   $  5,809,056    $    793,374
                                                                                ------------    ------------

SUPPLEMENTAL DISCLOSURES
  Interest paid in cash .....................................................        432,442    $  2,109,079
   Non-cash investing and financing transactions:
      Installment purchase obligation incurred for equipment ................           --         4,209,778
      Constructive dividend attributable to preferred shareholders ..........     10,762,676          66,971
      Conversion of notes payable to preferred stock ........................      4,725,000            --
      Beneficial conversion discount of convertible notes payable ...........      1,984,433            --
      Conversion of notes payable and accrued interest to common stock ......        697,864            --
      Stock issued in partial payment of land ...............................        351,000            --


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